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                                                EXHIBIT 10.37 - ESCROW AGREEMENT





                            ESCROW DEPOSIT AGREEMENT

                                     BETWEEN

                          INTERNATIONAL CONTROLS CORP.

                                       AND

                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION

                                 AS ESCROW AGENT








                         DATED AS OF _________    , 1994


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                         TABLE OF CONTENTS

                                                           PAGE

Recitals     ........................................       1

SECTION 1.   Pledge of Proceeds......................       1

SECTION 2.   Notice of Repayment or Redemption.......       2

SECTION 3.   Special Escrow Fund.....................       2

SECTION 4.   Application of Moneys on Deposit in
             ICC Escrow Fund.........................       2

SECTION 5.   Payment of Obligations..................       3

SECTION 6.   Irrevocable Deposit; Relinquishment
             of Rights of the Company................       3

SECTION 7.   Liability of Agent......................       3

SECTION 8.   Termination; Income from Authorized
             Investments.............................       4

SECTION 9.   Fees of Agent...........................       4

SECTION 10.  Duties of Agent; Evidence Upon Which
             Agent May Act; Replacement of Agent.....       4

SECTION 11.  Amendments..............................       5

SECTION 12.  Severability............................       6

SECTION 13.  Governing Law ..........................       6

SECTION 14.  Counterparts............................       6


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SECTION 15.  Section Headings........................       6

SECTION 16.  Binding Effect, etc.....................       7

SECTION 17.  Notices.................................       7


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                            ESCROW DEPOSIT AGREEMENT


          Escrow Deposit Agreement (the "Escrow Agreement") dated as of
_______ __, 1994 between International Controls Corp., a Florida corporation (the "Company"), and First Fidelity Bank, National Association, as escrow agent (the "Agent").


                              W I T N E S S E T H:

          WHEREAS, the Company has issued on the date hereof pursuant to a registration statement on Form S-1 under the Securities Act of 1933 (the
"Offerings"):  (i) $165,000,000 principal amount of   __% Senior Secured Notes
due 2002 and (ii) Units consisting of an aggregate of $100,000,000 principal amount of ___% Senior Subordinated Secured Notes due 2004 and warrants to purchase ___ shares of common stock, par value $0.01 per share (the "Shares"), of the Company.

          WHEREAS, the Company has determined that it is in the best interests of the Company to provide for the repayment or redemption, as the case may be, of certain, indebtedness [and other obligations] of the Company [and its subsidiaries] as listed on Schedule I hereto (including interest accrued thereon to the date of repayment or redemption, any prepayment penalties and any other required payments thereunder) (the "Obligations"); and

          WHEREAS, the Company has elected to deposit part of the proceeds from the Offerings with an escrow agent in an amount sufficient to pay the Obligations in full when they become due; and

          WHEREAS, the Agent has agreed to act as escrow agent in connection with the repayment or redemption, as the case may be, of the Obligations in accordance with the terms and conditions specified in the instruments and agreements listed on Schedule I hereto (the "Agreements");

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the Company and the Agent agree as follows:

          SECTION 1. PLEDGE OF PROCEEDS. The Company hereby irrevocably deposits with the Agent, in a fiduciary capacity for the benefit of the holders of the Obligations (the "Holders"), and irrevocably appropriates and sets aside

$ ______________ , including any additional deposits made in accordance with this Escrow Agreement (the "Deposit"), exclusively for the repayment or redemption, as the case may be, of the Obligations, which Deposit (and any interest or other income earned thereon) is hereby pledged to, and for the sole benefit of, the Holders.

          The Agent hereby acknowledges receipt of the Deposit which shall be deposited by the Agent in the ICC Escrow Fund (as defined in Section 3 hereof). The Company represents and warrants that the amount of the Deposit is sufficient to pay all the Obligations when due, without anticipating any interest or other income being earned on the Deposit and understands that the Holders of the Obligations are relying upon such representations and warranties.

          SECTION 2. NOTICE OF REPAYMENT OR REDEMPTION. The Company represents to the Agent that it is, simultaneously with the delivery of the Deposit to the Agent, giving irrevocable notice of repayment or redemption, as the case may be, to the Holders that has resulted in payments being required to be made to the Holders in the amounts and on the dates set forth on Schedule I hereto under the headings Amount and Payment Date, respectively.

          SECTION 3. SPECIAL ESCROW FUND. There is hereby established and created with the Agent a special and irrevocable fund designated the "International Controls Corp. Escrow Fund" (the "ICC Escrow Fund") to be held in the custody of the Agent as a special escrow fund, separate and apart from all other funds of the Company or the Agent, solely for the benefit of the Holders. All Deposits and Authorized Investments (as defined in Section 4(b) hereof) set aside and held in the ICC Escrow Fund shall be applied to, and applied solely for, the repayment or redemption, as the case may be, of the Obligations and as otherwise provided herein.

          SECTION 4.  APPLICATION OF MONEYS ON DEPOSIT IN ICC ESCROW FUND.
(a) Deposits in the ICC Escrow Fund shall not be invested at any time in any securities or other investments other than the Authorized Investments (as defined in Section 4(b) hereof).

          (b) The Agent shall act as custodian of the ICC Escrow Fund and shall, at the written direction of the Company, invest and reinvest the ICC Escrow Fund solely in the following investments, which constitute Authorized Investments hereunder: (i) direct obligations of the United States Government (or agencies or instrumentalities thereof), provided that such securities are obligations to which the full faith and credit of the United States of America has been pledged; (ii) certificates of deposit, time deposits or other interest-bearing deposits of commercial banks having total capital and surplus of at least $500,000,000 or (iii) the Agent's U.S. Treasury fund provided that such fund maintains the highest ratings established by each of Moody's and Standard & Poor's, in


                                       -2-
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each case with a maturity or maturities that would permit the Agent to make cash payments to repay or redeem, as the case may be, the Obligations on the various payment dates listed on Schedule I hereto in accordance with Section 5 hereof. The Agent shall have no responsibility for the determination of such investments and shall have no liability for any investment losses resulting from the investment, reinvestment, sale or liquidation of the ICC Escrow Fund, except in the case of its own gross negligence or willful misconduct.

          (c) Except as otherwise specifically provided herein, the Company covenants and agrees that the Agent shall have full and complete control and authority over and with respect to the ICC Escrow Fund and the moneys deposited therein and that the Company shall not exercise any control or authority over or with respect to the ICC Escrow Fund or the moneys deposited therein.

          SECTION 5. PAYMENT OF OBLIGATIONS. On each of the payment dates listed on Schedule I hereto, the Agent shall apply sufficient funds, to the extent available, from the funds held in the ICC Escrow Fund to the payment in full of the applicable Obligation (as such payment is directed to be made on Schedule I hereto under the heading Method of Payment); provided, however, that the Company may direct the Agent to make an earlier payment in full of any particular Class of Obligations (as such Classes of Obligations are defined on Schedule I) if all Holders of Obligations included within such Class of Obligations are paid in full on the same date and the aggregate amount of the payments made to such Holders on the earlier payment date is less than or equal to the sum of money deposited on behalf of such Holders as set forth on
Schedule I. To the extent sufficient funds are not available, the Company agrees to deposit the necessary funds in the ICC Escrow Fund in order for such Obligation to be paid in full on the payment dates specified on Schedule 1 hereto and understands that the Holders of the Obligations are relying upon such agreement.

          SECTION 6. IRREVOCABLE DEPOSIT; RELINQUISHMENT OF RIGHTS OF THE COMPANY. (a) The Deposit being made into the ICC Escrow Fund shall constitute an irrevocable deposit solely for the payment of the Obligations, and solely for the benefit of the Holders thereof pursuant to the terms of this Escrow Agreement.

          (b) The Company hereby agrees that it shall not have any beneficial interest in, or rights to, the Deposit or proceeds thereof (or interest or other income earned thereon) on deposit in the ICC Escrow Fund (whether in the form of cash, Authorized Investments or otherwise) or payments made therefrom so long as any of the Obligations or any amounts owing to the Agent hereunder remain unpaid.

          SECTION 7. LIABILITY OF AGENT. The liability of the Agent to make the payments required by this Escrow Agreement with respect to the Obligations shall be


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limited to application of the funds deposited with it hereunder.  The Agent shall not be liable for any loss resulting from any investment made in compliance with the provisions of this Escrow Agreement.

          SECTION 8. TERMINATION; INCOME FROM AUTHORIZED INVESTMENTS. (a) This Escrow Agreement shall terminate when all Obligations to the Holders shall have been paid to the Holders and all fees and expenses of the Agent shall have been paid in full.

          (b) Upon termination of this Escrow Agreement in accordance with the provisions of subsection (a) of this Section 8, any funds in the ICC Escrow Fund (including income from all Authorized Investments) shall be promptly paid to the Company upon the direction of the Company.

          SECTION 9. FEES OF AGENT. (a) The Company shall pay upon request all compensation and expenses of the Agent, including, without limitation, reasonable compensation for all services rendered by the Agent in the execution, exercise and performance of any of the duties to be exercised or performed by it pursuant to the provisions of this Escrow Agreement (including reasonable counsel fees and expenses). Attached hereto as Schedule II is the Agent's fee schedule. The Agent shall be entitled to indemnity from the Company against any and all losses, claims, liabilities or expenses incurred on the part of the Agent arising out of or in connection with the acceptance or administration of its powers and duties under this Escrow Agreement, including the cost and expense of defending against any such loss, claim or liability, other than losses, claims, liabilities or expenses arising out of the Agent's gross negligence or willful misconduct.

          (b) Except for the cash management fee which may be paid out of the interest earned on the funds in the ICC Escrow Fund (but not under any circumstances out of the original principal amount of such funds) as expressly set forth on Schedule II, the Agent has no right to payment for its fees, compensation and expenses from the ICC Escrow Fund so long as all of the Obligations shall not have been paid in full.

          (c) All of the rights, entitlements, and protections provided to the Agent in this Section 9 shall survive its resignation or termination of this Escrow Agreement, whether by payment of the Obligations or otherwise.

          SECTION 10. DUTIES OF AGENT; EVIDENCE UPON WHICH AGENT MAY ACT; REPLACEMENT OF AGENT. (a) The duties and obligations of the Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and the Agent shall not be liable except for the performance of its duties and obligations as specifically set forth herein and to act in good faith in the performance thereof, and no implied duties, covenants or obligations shall be incurred by the Agent other than those specified herein, and the Agent shall be protected when acting or omitting to act in good faith upon the advice of counsel, who may be counsel to the Company.

          (b) Subject to the requirement under subsection (a) of this Section 10 to act in good faith, the Agent may conclusively rely, as to the correctness of statements, conclusions and opinions therein, upon any certificate, report, opinion or other document furnished to the Agent pursuant to any provision of this Escrow Agreement. Any request, consent, certificate, notice, appointment or other direction made or given by the Company to the Agent shall be deemed to have been sufficiently made or given by the proper party or parties if executed by an authorized officer of the Company on behalf of the Company.

          (c) The Agent may resign and be discharged of its duties as agent hereunder by giving written notice of such intention to resign to an authorized officer of the Company; provided, however, that such resignation shall not become effective until the later of (i) ten (10) days after the giving of such notice and (ii) a successor shall have been appointed and the funds held by the Agent in the ICC Escrow Fund have been transferred to such successor agent. Any such successor agent shall be a commercial bank having total capital and surplus of at least $500,000,000. If no successor shall have been appointed within ten
(10) days after the giving of the aforementioned notice, the Agent may petition any court of competent jurisdiction for the appointment of such successor.

          (d) The recitals contained herein shall be taken as the statements of the Company and the Agent assumes no responsibility for their correctness. The Agent makes no representation as to the validity or sufficiency of this Escrow Agreement or of the Deposit in the ICC Escrow Fund.

          (e) The Agent may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


          SECTION 11. AMENDMENTS. This Escrow Agreement shall not be repealed, revoked, altered or amended or any provisions thereof waived as to any of the Obligations without the written consent of all Holders of each such Obligation, the written consent of the Agent and the written consent of the Company; PROVIDED, HOWEVER, that the Company and the Agent may, without the consent of, or notice to, the Holders, enter into such agreements supplemental to this Escrow Agreement as shall not adversely affect the rights of the Holders, for any one or more of the following purposes:

          (a) to cure any ambiguity, defect or omission in this Escrow Agreement; or


                                       -5-
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          (b)  to grant to, or confer upon the Agent for the benefit of, the
Holders any additional rights, remedies, powers or authority that may lawfully be granted to, or conferred upon, the Agent.

The Agent may, but shall not be obligated to, enter into any such amendment or supplement to this Escrow Agreement which affects the Agent's own rights, duties or immunities under this Escrow Agreement or otherwise. The Company shall provide the Agent with an opinion of counsel that any such amendment or supplement does not adversely affect the rights of the Holders.

          SECTION 12. SEVERABILITY. If any one or more of the covenants or agreements provided in this Escrow Agreement on the part of the Company or the Agent to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or covenants, or such agreement or agreements, or such portions thereof, shall be deemed severable from the remaining covenants and agreements or portions thereof provided in this Escrow Agreement and the invalidity thereof shall in no way affect the validity of other provisions of this Escrow Agreement, but the Holders shall retain all the rights and benefits accorded them hereunder and under applicable provisions of law.

          If any provisions of this Escrow Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable or invalid as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable or invalid in any other case or circumstance, or of rendering any other provision or provisions herein contained inoperative or unenforceable or invalid to any extent whatever.

          SECTION 13. GOVERNING LAW. This Escrow Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of law principles.

          SECTION 14. COUNTERPARTS. This Escrow Agreement may be executed in several counterparts, all or any of which shall be regarded for all purposes as one original and shall constitute and be one and the same instrument.

          SECTION 15. SECTION HEADINGS. The headings of the several Sections hereof and the Table of Contents appended hereto shall be solely for convenience of reference and shall not affect the meaning, construction, interpretation or effect of this Escrow Agreement.


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          SECTION 16.  BINDING EFFECT, ETC.  This Escrow Agreement shall be binding upon the parties hereto and their respective successors, legal representatives and permitted assigns.

          SECTION 17. NOTICES. Any notices or other communications to be given hereunder by any party hereto to the other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, as follows:

                    if to the Company, to:
                    International Controls Corp.
                    2016 North Pitcher Street
                    Kalamazoo, Michigan  49007
                    Telecopy number:  (616) 343-6823
                    Attention:  David R. Markin

                    with a copy to:

                    Hutton Ingram Yuzek Gainen Carroll & Bertolotti 250 Park Avenue
                    New York, New York  10177
                    Telecopy number:  (212) 907-9681
                    Attention:  Paulette Kendler, Esq.

                    if to the Agent, to:
                    First Fidelity Bank, National Association
                    765 Broad Street, C76505
                    Newark, New Jersey  07102
                    Telecopy number:  (201) 430-4963
                    Attention: Corporate Trust Department

Directions from the Company to the Agent to be given under the terms of this Escrow Agent shall only be made on behalf of the Company by the following persons ( or such additional persons as may be appointed by any of the persons named below or their appointees by written notice to the Agent):

                         David R. Markin
                         Jay H. Harris

          IN WITNESS WHEREOF, the parties have each caused this Escrow Agreement to be executed by their duly authorized officers as of the date first above written.


                       INTERNATIONAL CONTROLS CORP.


                       By
                         --------------------------------------------------
                       Name:
                       Title:


                       FIRST FIDELITY BANK, NATIONAL
                          ASSOCIATION, as Agent



                       By
                         --------------------------------------------------
                       Name:
                       Title:


                                       -8-
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                                   SCHEDULE I

                                  OBLIGATIONS*



     OBLIGATION             HOLDER               AMOUNT                 PAYMENT DATE                 METHOD OF PAYMENT









                                       S-1


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                                   SCHEDULE II

                               AGENT FEE SCHEDULE


                   SEE ATTACHED ESCROW AGREEMENT FEE AGREEMENT













                                      S-II